UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)
(303) 216-9500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On February 28, 2007, we closed the previously announced asset purchase agreement with Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc. and CapeSuccess LLC, effective February 25, 2007. This current report on Form 8-K/A is filed to report the consolidated balance sheet of Career Blazers Personnel Services, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in stockholder’s equity (deficit) and cash flows for the years ended December 31, 2006, 2005 and 2004. Additionally, we have presented the unaudited pro forma condensed combining balance sheet representing the historical balance sheet of Holdings, giving effect to the acquisition as if it had been consummated on December 31, 2006 and the unaudited pro forma condensed combining statement of operations for the year ended December 31, 2006 representing the historical statement of operations of Holdings as if the acquisition had been consummated on January 2, 2006, the beginning of Holding’s fiscal 2006 year.

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS OF CAREER BLAZERS PERSONNEL SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET AND STATEMENT OF OPERATIONS FOR GLOBAL EMPLOYMENT HOLDINGS, INC AND CAREER BLAZERS PERSONNEL SERVICES, INC.

Exhibit Index

Item 1.01 Entry into a Material Definitive Agreement.
In consideration for the consent by the holders of our senior secured convertible notes and series A mandatorily redeemable and convertible preferred stock to the refinancing of our senior debt and amendment of our convertible notes, we have agreed to the following:
•
We will conduct an offering of at least $5 million of our common stock in a private placement or public offering to close no later than September 30, 2007. The common stock shall be issued for cash consideration.

•
If we have not closed the offering by September 30, 2007, we are obligated to call upon the commitments we have received from Howard Brill, our president and chief executive officer, John Borer, managing director of Rodman & Renshaw, LLC and Charles Gwirtsman, the chairman of our board of directors, also referred herein as the stand-by purchasers, to purchase an aggregate of $3 million of common stock on September 30, 2007.

•
If the dollar amount of common stock sold after February 28, 2007 and prior to September 30, 2007 exceeds $2 million, the obligation of the stand-by purchasers will be reduced by the amount of such excess with such reduction being allocated among them in proportion to their respective purchase commitments.

•
The purchase price for the shares of common stock to be purchased by each stand-by purchaser will be equal to the volume weighted average price per share of our common stock for the ten consecutive trading day period ending on September 29, 2007 as reported by Bloomberg (or, if Bloomberg terminates such reporting, then using such other reporting system as our board of the directors may designate in good faith) on the primary national or regional securities exchange or quotation system on which our common stock is then listed or quoted; provided, that if we have not conducted the offering in good faith using commercially reasonable efforts the purchase price for the shares shall be the higher of that price or $4.00 per share. The purchase price paid by the stand-by purchasers may be paid in cash, by delivery to us of our convertible notes held by such stand-by purchaser having an aggregate principal amount, including accrued interest, equal to the purchase price of the common stock to be so purchased, or a combination thereof, at the election of the stand-by purchaser making such payment.

•
We will issue to each stand-by purchaser a warrant to purchase one share of common stock for each share purchased by such stand-by purchaser at an exercise price equal to 120% of the price at which the common stock is purchased. The warrants will expire on the seventh anniversary of issuance; provided, however, that no warrants shall be issued with respect to any portion of the common stock purchased by such stand-by purchasers through the surrender of convertible notes.

The interest rate on our convertible notes and the premium accretion rate on our preferred stock shall be increased from 8.0% to 9.5% for the period beginning on February 28, 2007 and ending on the date on which we have issued at least $5 million of common stock for cash or, if such common stock has not been issued by September 30, 2007, the date on which the stand-by purchasers have purchased an aggregate of $3 million of common stock, as described above.
Item 1.02 Termination of a Material Definitive Agreement.
On February 28, 2007 we paid in full the outstanding balances owed to our then senior lender, Wells Fargo Bank, N.A., in the amount of $13,213,000, including an early retirement payment fee of $377,000, and terminated the underlying credit and security agreement.
Item 2.01 Completion of an Acquisition or Disposition of Assets.
On February 28, 2007, we closed the previously announced asset purchase agreement with Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc. and CapeSuccess LLC, effective February 25, 2007. Under the agreement, we purchased substantially all of the property, assets and business of the sellers for an aggregate purchase price of approximately $10.25 million as adjusted based on the amount of net working capital of the purchased business. The purchase price consisted of a cash payment of $9 million at closing and a contingent payment of $1.25 million in November 2008 or January 2009 depending on when and if certain conditions, tied to the gross revenue received from the purchased business’ largest customer, are met. We financed the purchase through a refinancing of our senior debt as described in Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
In connection with the purchase of the Career Blazers assets, on February 28, 2007, we entered into a new credit agreement with CapitalSource Finance LLC. The new credit agreement provides for a revolving credit line, a $12 million term loan, and letters of credit, not to exceed $750,000, collateralized by our accounts receivable, with a maximum borrowing capacity of $30 million. The maximum amount of borrowing under the revolving credit line is $18 million, limited to 85% of eligible billed accounts receivable and 49% of unbilled accounts receivable. Interest on the revolving credit line is the prime rate plus 2.25% or the applicable 30, 60 or 90-day LIBOR rate plus 3.5%. A fee of 0.5% per annum is payable on the unused portion of the revolving credit line. An annual collateral management fee of $25,000 is also charged. The term loan bears interest at the prime rate plus 3.75% or the applicable 30, 60 or 90-day LIBOR plus 5.0%. Quarterly payments of $875,000 on the term loan are payable beginning June 30, 2007. Additionally, 75% of our annual free cash, as defined in the credit agreement, is due in April 2008, 2009 and 2010, and any unpaid balance is due in December 2010. Any proceeds from the disposition of assets, recoveries under insurance policies or the sale of debt or equity securities, unless such sales or issuances are approved by CapitalSource, will be applied to repay the loans.
We borrowed $10.75 million on the revolving credit line and $12 million on the term loan in connection with closing the transaction contemplated by the Career Blazers asset purchase agreement, as described in Item 2.01, and the termination of our credit facility with Wells Fargo on February 28, 2007, as described in Item 1.02. We paid a closing fee of $510,000 to CapitalSource.
The credit agreement requires that certain customer payments are paid directly to blocked lockbox accounts controlled by CapitalSource, providing, however, that absent the occurrence and continuation of an event of default, we may operate and transact business through the blocked accounts in the ordinary course of business, including making withdrawals from such accounts into a master deposit account we maintain.
The credit agreement includes various financial and other covenants with which we must comply with in order to maintain borrowing availability and avoid penalties, including senior and total leverage, fixed charge coverage, minimum EBITDA, as defined, annual capital expenditure limitations and restrictions on the payment of dividends. Additionally, the credit agreement contains a provision that allows CapitalSource to call the outstanding balance of the loans if we experience any material adverse change in our business or financial condition.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 28, 2007 we amended Section II.X of our Certificate of Designations, Rights, and Preferences of the series A preferred stock to increase the premium paid on our preferred stock from 8.0% to 9.5% for the period beginning on February 28, 2007 and ending on the date on which we have issued at least $5 million of common stock for cash (or, if such common stock has not been issued by September 30, 2007, the date on which the stand-by-purchasers purchased an aggregate of $3 million of common stock, as described above). Before the amendment, the premium paid on our preferred stock was 8.0%, calculated without reference to our issuing additional common stock.
Item 9.01 Financial Statements and Exhibits

Exhibit #	Description	Reference
3.1	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.1	Asset Purchase Agreement, dated as of December 29, 2006, by and among Global Employment Holdings, Inc., Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc. and CapeSuccess LLC	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007

10.2	Amendment to Asset Purchase Agreement, dated as of February 28, 2007, by and among Global Employment Holdings, Inc., Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc., and CapeSuccess LLC	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.3	Credit Agreement, dated as of February 28, 2007, by and among Global Employment Solutions, Inc., Global Employment Holdings, Inc., Temporary Placement Service, Inc., Southeastern Personnel Management, Inc., Main Line Personnel Services, Inc., Friendly Advanced Software Technology, Inc., Excell Personnel Services Corporation, Southeastern Staffing, Inc., Bay HR, Inc., Southeastern Georgia HR, Inc., Southeastern Staffing II, Inc., Southeastern Staffing III, Inc., Southeastern Staffing IV, Inc., Southeastern Staffing V, Inc., Southeastern Staffing VI, Inc., Keystone Alliance, Inc., and CapitalSource Finance LLC, as administrative agent for the lenders, and the lenders from time to time parties hereto	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.4	Subordination Agreement, dated as of February 28, 2007, by and among Whitebox Convertible Arbitrage Partners, L.P., for itself and in its capacity as collateral agent for the subordinated creditors, Radcliffe SPC, Ltd., for and on behalf of the Class A Convertible Crossover Segregated Portfolio, Magnetar Capital Master Fund, Ltd., Guggenheim Portfolio XXXI, LLC, Pandora Select Partners, LP, Whitebox Intermarket Partners, LP, Context Advantage Master Fund, L.P., on behalf of itself, Context Advantage Fund, LP, f/k/a Context Convertible Arbitrage Fund, L.P., and Context Offshore Advantage Fund, Ltd., f/k/a Context Convertible Arbitrage Offshore, Ltd., Context Opportunistic Master Fund, L.P., Gwirtsman Family Partners, LLC, Luci Altman, Gregory Bacharach, Howard Brill, Richard Goldman, Daniel Hollenbach, Terry Koch, Michael Lazrus, Steven List, Kenneth Michaels, Steven Pennington, Fred Viarrial, and Jay Wells, for the benefit of CapitalSource Finance LLC, for itself and as agent for the lenders now or hereafter existing under the Credit Agreement	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

Exhibit #	Description	Reference

10.5	Security Agreement, dated as of February 28, 2007, by and among Global Employment Solutions, Inc., Global Employment Holdings, Inc., Temporary Placement Service, Inc., Southeastern Personnel Management, Inc., Main Line Personnel Services, Inc., Friendly Advanced Software Technology, Inc., Excell Personnel Services Corporation, Southeastern Staffing, Inc., Bay HR, Inc., Southeastern Georgia HR, Inc., Southeastern Staffing II, Inc., Southeastern Staffing III, Inc., Southeastern Staffing IV, Inc., Southeastern Staffing V, Inc., Southeastern Staffing VI, Inc., Keystone Alliance, Inc., and CapitalSource Finance LLC, in its capacity as agent for the lender parties	Incorporated by reference to Exhibit 10.5to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.6	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.7	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Global Employment Solutions, Inc.	Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.8	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Southeastern Staffing, Inc.	Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.9	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Excell Personnel Services Corporation	Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.10	First Amendment to Senior Secured Convertible Notes, dated as of February 28, 2007, by and among Global Employment Holdings, Inc. and the holders of Global Employment Holdings, Inc. senior secured convertible notes	Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.11	Letter from Global Employment Holdings, Inc., dated February 28, 2007, to holders of the senior convertible notes and the series A convertible preferred stock regarding commitment to issue equity	Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

INDEX TO FINANCIAL STATEMENTS
ITEM 9.01 (a)
ITEM 9.01 (b)

Unaudited Proforma Condensed Combining Financial Statements as of December 31, 2006 and for the year then ended	F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Global Employment Holdings, Inc.
We have audited the accompanying consolidated balance sheets of Career Blazers Personnel Services, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in stockholder’s equity (deficit) and cash flows for the years ended December 31, 2006, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Career Blazers Personnel Services, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
Denver, Colorado
May 17, 2007

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$175,000	$201,000
Accounts receivable, less allowance for doubtful accounts of $199,000 and $102,000 for 2006 and 2005, respectively	2,890,000	2,297,000
Deferred tax assets	76,000	—
Prepaid expenses and other current assets	210,000	187,000

Total current assets	3,351,000	2,685,000

Property and equipment, net	250,000	367,000
Deferred tax assets	1,298,000	—
Other assets, net	19,000	21,000

Total assets	$4,918,000	$3,073,000

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Bank overdrafts	$—	$96,000
Accrued payroll and related taxes and benefits	1,503,000	1,957,000
Accounts payable and other accrued expenses	399,000	343,000
Due to parent	3,875,000	3,809,000
Current portion of long-term debt - related party	16,990,000	15,715,000
Income taxes payable	182,000	132,000

Total current liabilities	22,949,000	22,052,000

Long-term debt - related party	—	—

Total liabilities	22,949,000	22,052,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, no par value, 1,000 shares authorized; 100 issued and outstanding in 2006 and 2005	2,000	2,000
Additional paid in capital	465,000	465,000
Accumulated deficit	(18,498,000)	(19,446,000)

Total stockholder’s equity (deficit)	(18,031,000)	(18,979,000)

Total liabilities and stockholder’s equity (deficit)	$4,918,000	$3,073,000

The accompanying notes are an integral part of these consolidated financial statements.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2006	2005	2004

REVENUES, net	$54,210,000	$51,568,000	$44,289,000
COST OF SERVICES	44,078,000	42,672,000	36,865,000

GROSS PROFIT	10,132,000	8,896,000	7,424,000

OPERATING EXPENSES
Selling, general and administrative	6,607,000	6,143,000	6,191,000
Management fees	641,000	595,000	543,000
Management fees allocated from Parent	490,000	1,055,000	497,000
Depreciation and amortization	148,000	156,000	201,000

Total operating expenses	7,886,000	7,949,000	7,432,000

OPERATING INCOME (LOSS)	2,246,000	947,000	(8,000)

INTEREST EXPENSE, NET OF INTEREST INCOME	(2,590,000)	(2,343,000)	(2,119,000)

LOSS BEFORE INCOME TAXES	(344,000)	(1,396,000)	(2,127,000)

INCOME TAX (BENEFIT) EXPENSE	(1,292,000)	51,000	(4,000)

NET INCOME (LOSS)	$948,000	$(1,447,000)	$(2,123,000)

Basic and diluted earnings (loss) per share of common stock	$9,480	$(14,470)	$(21,230)

Weighted average number of basic and diluted common shares outstanding	100	100	100
The accompanying notes are an integral part of these consolidated financial statements.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
For the years ended December 31, 2006, 2005 and 2004

	Common stock		Additional	Accumulated
	Amount	Shares	paid in capital	deficit	Total

Balances at December 31, 2003	$2,000	100	$465,000	$(15,876,000)	$(15,409,000)

Net loss	—	—	—	(2,123,000)	(2,123,000)

Balances at December 31, 2004	2,000	100	465,000	(17,999,000)	(17,532,000)

Net loss	—	—	—	(1,447,000)	(1,447,000)

Balances at December 31, 2005	2,000	100	465,000	(19,446,000)	(18,979,000)

Net income	—	—	—	948,000	948,000

Balances at December 31, 2006	$2,000	100	$465,000	$(18,498,000)	$(18,031,000)

The accompanying notes are an integral part of these consolidated financial statements.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$948,000	$(1,447,000)	$(2,123,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	148,000	156,000	201,000
Bad debt expense	100,000	206,000	233,000
Interest expense	2,590,000	2,343,000	1,998,000
Deferred taxes	(1,374,000)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(694,000)	(234,000)	(92,000)
Prepaid expenses and other current assets	(21,000)	89,000	343,000
Accrued payroll and related taxes and benefits	(455,000)	363,000	603,000
Accounts payable and other accrued expenses	57,000	(647,000)	(538,000)
Income taxes payable	50,000	116,000	(53,000)

Net cash flows provided by operating activities	1,349,000	945,000	572,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,000)	(13,000)	(38,000)

Net cash flows used in investing activities	(31,000)	(13,000)	(38,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdrafts	(96,000)	(137,000)	(88,000)
Sale of equity investment	—	—	400,000
Advances from parent	(1,248,000)	(594,000)	(846,000)

Net cash flows used in financing activities	(1,344,000)	(731,000)	(534,000)

Net increase (decrease) in cash and cash equivalents	(26,000)	201,000	—
Cash and cash equivalents, beginning of year	201,000	—	—

Cash and cash equivalents, end of year	$175,000	$201,000	$—

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for income taxes	$102,000	$8,000	$10,000

Cash paid during the period for interest	$—	$—	$121,000

The accompanying notes are an integral part of these consolidated financial statements.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — BUSINESS ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Organization and Nature of Operations
Career Blazers Personnel Services, Inc. and its wholly owned subsidiaries, Career Blazers Contingency Professionals, Inc. and Career Blazers Personnel Services of Washington D.C., Inc. are referred to collectively as Career Blazers, we, our or the Company.
The Company was incorporated under the laws of the State of New York in 1949. In March 2003, Cape Success LLC (“Cape” or “the Parent”) a Delaware Limited Liability Company and certain operating subsidiaries of Cape completed a restructuring of the equity ownership through the repurchase by Cape of certain equity shares of Cape, Career Blazers and a sister company. Shares of Cape, previously owned by former managers and certain classes of shareholders were purchased by Cape. Additionally, shares of the sister company of Career Blazers, not previously owned by Cape were purchased by Cape. While the ownership of the Company was not impacted, Cape consolidated its ownership of Career Blazers and the sister company to 100% ownership. As a result, the Company became a wholly owned subsidiary of Career Blazers, LLC, a Delaware Limited Liability Company, which is a wholly owned subsidiary of Cape.
Effective February 25, 2007, Global Employment Holdings, Inc. (“Holdings”) closed the asset purchase agreement with Career Blazers and Cape. Under the agreement, Holdings purchased substantially all of the property, assets and business of Career Blazers. Please refer to Note J. The acquisition of the assets was done through Holding’s wholly-owned subsidiary, Friendly Advanced Software Technology, Inc.
Career Blazers, with offices in New York City, New Jersey, Washington DC and Maryland, provides temporary and permanent staffing and related services to clients in the northeastern region. We provide direct placement and temporary staffing services in a number of areas such as clerical, accounting and finance, contingency and call center, among others. Our direct hire placement practice group responds to our customers’ requests by finding suitable candidates from our network of candidates across a broad range of disciplines. We provide direct hire placement services on a contingency basis and as a retained service provider.
Our temporary staffing services consists of on-demand or short-term staffing assignments, contract staffing, on-site management, and human resource administration. Short-term staffing services assist employers in dealing with employee demands caused by such factors as seasonality, fluctuations in customer demand, vacations, illnesses, parental leave, and special projects without incurring the ongoing expense and administrative responsibilities associated with recruiting, hiring and retaining permanent employees. As more and more companies focus on effectively managing variable costs and reducing fixed overhead, the use of short-term staffing services allows companies to utilize the “just-in-time” approach for their personnel needs, thereby converting a portion of their fixed personnel costs to a variable expense.
Our contract staffing services place temporary employees with customers for time-periods of more than three months or for an indefinite time period. This type of arrangement often involves outsourcing an entire department in a large corporation or providing the workforce for a large project. In an on-site management arrangement, we place an experienced manager on-site at a customer’s place of business. The manager is responsible for conducting all recruiting, employee screening, interviewing, drug testing, hiring and employee placement functions at the customer’s facility for a long-term or indefinite period.
Principles of Combination
The consolidated financial statements of the Company include the accounts of Career Blazers Personnel Services, Inc. and subsidiaries. All significant intercompany balances and transactions were eliminated in consolidation.
Fiscal Year
The Company’s year end is December 31.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in the Company’s consolidated financial statements include allowance for doubtful accounts and income taxes. The Company believes these estimates and assumptions are reliable. However, these estimates and assumptions may change in the future based on actual experience as well as market conditions.
Revenue Recognition
Temporary service revenues are recognized as the Company’s employees render services to customers. Permanent placement revenues are recognized when employment candidates start permanent employment. Provisions for sales allowances, based on historical experience, are recognized at the time the related sale is recognized. All revenues are earned in the United States.
Net Earnings (Loss) per Share of Common Stock
Basic earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is calculated by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period adjusted to reflect potentially dilutive securities. Basic and diluted shares outstanding were the same for 2006, 2005 and 2004 as there were no potential dilutive shares outstanding during the period.
Cash and Cash Equivalents
The Company’s policy is to invest any cash in excess of operating requirements in highly liquid, income-producing investments. The Company considers such investments with maturities of three months or less at the time of purchase to be cash equivalents.
Financial Instruments
The Company does not believe that its financial instruments, primarily cash and cash equivalents, and accounts receivable are subject to significant concentrations of credit risk. The Company’s cash periodically exceeds the FDIC limits on insured balances. Maintaining deposits with major banks mitigates this risk.
Credit is extended based on an evaluation of the customer’s financial condition and, if necessary, a deposit or some other form of collateral or guarantee is obtained. Credit losses have generally been within management’s expectations. Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company’s large number of customers and their dispersion across many different industries and geographic locations. The New York City office accounted for approximately 86%, 87% and 83% of total revenues, net for 2006, 2005 and 2004, respectively. Consequently, weakness in economic conditions in this region could have a material adverse effect on the Company’s financial position and results of operations.
The carrying amounts of cash, accounts receivable, accounts payable and all other accrued expenses approximate fair value as of December 31, 2006 and 2005 because of the short maturity of these items. The fair value of the Company’s debt instruments approximates the carrying value as of December 31, 2006 and 2005 based on current rates available to the Company for debt with similar terms and risk.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Accounts Receivable and Allowance for Doubtful Accounts
The majority of the Company’s accounts receivable are due from customers of the Company for amounts due related to services provided for temporary staffing or permanent placement fees. Credit is extended based on evaluation of a customer’s financial condition and underlying collateral or guarantees. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance for temporary staffing accounts receivable by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, and the condition of the general economy and the industry as a whole. Based on previous loss history, permanent placement allowances are established to estimate losses (returned placement revenues) due to placed candidates not remaining employed for the period guaranteed by the Company, which is normally 30 to 90 days. The Company writes-off accounts receivable when they become uncollectible against the allowance for doubtful accounts, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.
The Company currently services small and medium-sized companies as well as divisions of Fortune 500 companies. As is common in the staffing industry, our engagements to provide temporary services to our customers are generally of a non-exclusive, short-term nature and subject to termination by the customer with little or no notice. During 2006, revenues from two customers was 60% of our revenues of which each accounted for 41% and 19%, respectively. At the end of 2006, we lost one customer that accounted for 6.1% of our 2006 revenues. During 2005, revenues from two customers was 64% of our revenues of which each accounted for 42% and 22%, respectively. During 2004, revenues from two customers was 62% of our revenues of which each accounted for 42% and 20%, respectively.
Property and Equipment
Property and equipment is recorded at cost. Additions, major renewals and betterments are capitalized; maintenance and repairs that do not extend asset lives are charged against earnings in the period incurred. Gains or losses on the disposition of property and equipment are reflected in earnings and the related asset cost and accumulated depreciation are removed from the respective accounts. Depreciation is computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of property and equipment for purposes of computing depreciation are as follows:
•	Computer software 3 years

•	Office equipment 5 years

•	Furniture and fixtures 5 years

•	Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the lease term.
Long-Lived Assets
The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Company’s primary long-lived assets are property and equipment. SFAS 144 requires a company to assess the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Additionally, the standard requires expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred, rather than as of the measurement date. No impairment charges were recorded in 2006, 2005 or 2004.
Advertising Expense
Advertising costs are expensed as incurred. Advertising expense for 2006, 2005 and 2004 was $274,000, $299,000 and $350,000, respectively.
Income Taxes
The current provision for income taxes represents estimated amounts payable or refundable on tax returns filed or to be filed for the year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. Deferred tax assets are also recognized for net operating loss and tax credit carryovers. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. Deferred tax assets are reduced by a valuation allowance based on an assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Stock-Based Compensation
SFAS 123 (revised 2004), Share-Based Payments (SFAS 123 (R)), which replaces SFAS 123 and supersedes APB No. 25, requires that all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. In April 2005, the SEC issued a press release that revises the required date of adoption under SFAS 123(R). The new rule allowed companies to adopt the provisions of SFAS 123(R) beginning in the first annual period beginning after June 15, 2005. The Company adopted the fair value method of accounting pursuant to SFAS 123 (R) for all issuances of restricted stock and stock options beginning in 2006. The adoption of SFAS 123(R) did not have a material effect on our consolidated financial position or results of operations, as there were neither stock options granted during 2006, nor any outstanding stock option grants as of December 31, 2006.
Prior to the adoption of SFAS 123(R), the Company used the fair value method of accounting pursuant to SFAS 123, Accounting for Stock-Based Compensation, for all issuances of stock options to non-employees. We used the intrinsic value method under the provisions of Accounting Principles Board Opinion, also referred to as APB, No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for all stock options issued to employees until January 1, 2006. Under APB No. 25, compensation cost is recognized to the extent that the exercise price is less than the market price for the underlying stock on the date of grant.
Recent Accounting Pronouncements
In September 2006 the Financial Accounting Standards Board (FASB) issued SFAS 157 — Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. It is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The provisions of SFAS 157 should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, with certain exceptions. In light of the sale of the Company’s assets, the impact of adopting SFAS 157 on our consolidated financial statements is not applicable.
In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an Interpretation of SFAS Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. FIN 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then valued to determine the amount of benefit to be recognized in the financial statements. FIN 48 is effective as of the beginning of our 2007 year. In light of the sale of the Company’s assets, the impact of adopting FIN 48 on our consolidated financial statements is not applicable.
In June 2006, the FASB ratified a consensus on the EITF Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation), (EITF 06-03) related to the classification of certain sales, value added and excise taxes within the income statement. The Task Force reached a tentative conclusion that the presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed. This EITF will become effective in the first quarter of 2007. In light of the sale of the Company’s assets, the impact of adopting the EITF on our consolidated financial statements is not applicable.
In March 2006 the FASB issued SFAS 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement is not applicable to us.
In March 2006 the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is not applicable to us.
In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets — an Amendment to APB Opinion No. 29, Accounting for Nonmonetary Transactions. The Company has adopted this statement and it did not impact our consolidated financial position or results of operations.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE B — ACCOUNTS RECEIVABLE
The following table sets forth the allowance for doubtful accounts reconciliation for the past three years:

	2006	2005	2004

Balance, beginning of year	$102,000	$24,000	$106,000
Additions charged to expense	100,000	206,000	233,000
Accounts receivable written-off, net of recoveries	(3,000)	(128,000)	(315,000)

Balance, end of year	$199,000	$102,000	$24,000

NOTE C — PROPERTY AND EQUIPMENT
Property and equipment consisted of the following at December 31:

	2006	2005

Furniture and fixtures	$641,000	$637,000
Computer equipment	1,988,000	1,979,000
Leasehold improvements	1,056,000	1,038,000

	3,685,000	3,654,000
Less — Accumulated depreciation and amortization	(3,435,000)	(3,287,000)

Total	$250,000	$367,000

NOTE D — ACCRUED PAYROLL AND RELATED TAXES AND BENEFITS
Accrued payroll and related taxes and benefits consisted of the following at December 31:

	2006	2005
Accrued wages and related	$984,000	$1,389,000
Payroll taxes and other	519,000	568,000

Total	$1,503,000	$1,957,000

NOTE E — CREDIT AGREEMENT AND LONG-TERM DEBT — RELATED PARTY
Career Blazers and certain operating subsidiaries (collectively the “Borrowers”) and Cape (the “Parent Guarantors”) entered into joint credit and senior subordinated loan agreements effective December 27, 1999. As of December 31, 2002 the Borrowers and Parent Guarantors were not in compliance with the terms of the joint credit facilities agreement. During 2002 and through March 2003, Deutsche Bank Trust Company (“the Lender”) extended and the Borrowers and Parent Guarantors entered into a number of forbearance agreements, under which the Lender agreed to forbear its remedies against the Borrowers and the Parent Guarantors in order to provide the Borrowers the opportunity to restructure the Borrowers’ equity ownership and execute a plan to restructure their debt and operating agreements. As a part of the restructuring, the Lender agreed to restructure the outstanding debt of the Borrowers and the Parent Guarantors, including the Company, whereby the Lender received equity ownership in Cape, which constituted 80.17% of the outstanding common stock of Cape, which was subsequently increased to 85%. The debt was reallocated to the Borrowers by Cape based upon the relative valuation of each entity by an independent third party. The restructuring was accounted for in accordance with SFAS 15, Troubled Debt Restructuring (“SFAS 15”). The restructuring of the Credit Facilities effectively resulted in the refinancing of the principal balance of the all previously outstanding debt facilities and related interest into a new term loan and a revolving facility in the amount of $4,000,000 which was subsequently increased to a commitment of $6,000,000 in May 2004. The revolver bore interest, payable monthly, at the higher of the Lender’s prime plus 3.75% or LIBOR plus 5.0%, and was originally due December 31, 2005. The long-term note bore interest at 15%, and was originally due December 31, 2005. In December, 2005, the facility’s maturity date was extended until December 31, 2006, at which time it was extended until the closing of the asset purchase agreement. Subsequent to the asset purchase agreement, the credit facility was terminated. There were no borrowings under the revolver at December 31, 2006 or 2005.
The credit facility was guaranteed jointly and severally by the Borrowers and the Parent Guarantor with substantially all of the assets and stock of the Borrowers and Parent Guarantor pledged as collateral. The credit facility contained, among other provisions, covenants relating to maintenance of “Minimum Consolidated EBITDA” as defined in the New Term Loan, and restrictions on the amount of capital expenditures, indebtedness, dividends, investments, transactions with affiliates and mergers and dispositions of assets. As of December 31, 2006 the Borrowers were not in compliance with certain covenants. The Lenders waived compliance with the covenants.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE F — INCOME TAXES
Income tax expense attributable to income from operations consists of the following for 2006, 2005 and 2004:

	2006
	Current	Deferred	Total
U.S. Federal	$32,000	$(1,315,000)	$(1,283,000)
State and local	50,000	(59,000)	(9,000)

Total	$82,000	$(1,374,000)	$(1,292,000)

	2005
	Current	Deferred	Total
U.S. Federal	$35,000	$—	$35,000
State and local	16,000	—	16,000

Total	$51,000	$—	$51,000

	2004
	Current	Deferred	Total
U.S. Federal	$—	$—	$—
State and local	(4,000)	—	(4,000)

Total	$(4,000)	$—	$(4,000)

The net deferred tax asset consisted of the following at December 31:

	2006	2005
Deferred tax assets (liability):
Allowance for doubtful accounts	$76,000	$39,000
Other reserves	—	271,000
Valuation allowance	—	(310,000)

Deferred tax asset — current	76,000	—

Net operating loss carry forwards	941,000	1,525,000
Amortization of goodwill	302,000	341,000
Depreciation of property and equipment	188,000	150,000
Valuation allowance	(133,000)	(2,016,000)

Deferred tax assets — long term	1,298,000	—

Net deferred tax assets	$1,374,000	$—

The Company has established a valuation allowance against its net deferred tax assets of $2,326,000 as of December 31, 2005. The valuation allowance resulted from the uncertainty regarding the Company’s ability to produce sufficient taxable income in future periods necessary to realize the benefits of the related net deferred tax assets. The Company determined that the net deferred tax assets should remain subject to an allowance until it has forecasted taxable income into the foreseeable future sufficient to realize such net deferred tax assets. As a result of the signed asset purchase agreement, the Company reinstated the net deferred tax assets as of December 31, 2006, except as noted. The Company has established a valuation allowance against its net deferred tax assets as of December 31, 2006 of $133,000. The valuation allowance results from the uncertainty regarding the Company’s ability to produce sufficient state taxable income in various states in future periods necessary to realize the benefits of the related deferred tax assets. The Company determined that the net deferred tax assets related to state net operating loss carry forwards should remain subject to an allowance until it has forecasted state taxable income into the foreseeable future sufficient to realize the related state net deferred tax assets. The valuation allowance decreased $355,000 in 2005 from 2004, due primarily to a reduction in the net operating loss carry forwards.

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The effective tax rate differs from the federal tax rate primarily due to state tax, net of federal benefit, nondeductible expenses, including non deductible interest and the effect of valuation allowance reserves as shown in the following table.

	2006	2005	2004
Tax computed at federal statutory rate	34.0%	34.0%	34.0%
State tax, net of federal tax benefit	7.5%	(0.8)%	0.1%
Non deductible expenses	(4.5)%	(0.7)%	(0.5)%
Non deductible interest	(256.0)%	(57.1)%	(33.9)%
Net operating loss	603.6%	23.4%	0.4%
AMT	(9.4)%	(2.5)%	0.0%

Effective Rate	375.2%	(3.7)%	0.1%

The Company files a consolidated federal tax return. As of December 31, 2006, it had federal net operating loss carry forwards of approximately $4 million, expiring in 2017 through 2021, which it plans to utilize in fiscal 2007. The Company has state net operating loss carry forwards of approximately $4.2 million which expire on various dates from 2010 through 2024.
NOTE G —COMMITMENTS AND CONTINGENCIES
Contingencies
The Company is not currently a party to any material litigation; however in the ordinary course of our business the Company is periodically threatened with or named as a defendant in various lawsuits or actions. The principal risks that the Company insures against on behalf of itself and its subsidiaries, subject to and upon the terms and conditions of various insurance policies, are workers’ compensation, general liability, automobile liability, property damage, professional liability, employee benefits liability, staffing errors and omissions, employment practices, fiduciary liability, and fidelity losses.
Operating Leases
The Company is obligated under several operating leases for office space and certain office equipment expiring at various dates through 2011. Rent expense under operating leases was $483,000, $419,999 and $510,000 for 2006, 2005 and 2004, respectively. The Company has subleased a portion of the rental space in one office. The total sublease rental payments are reflected below. The future minimum lease payments under non-cancelable operating leases with initial or remaining terms in excess of one year at December 31, 2006, are as follows:

Year
2007	$642,000
2008	496,000
2009	87,000
2010	91,000
2011	39,000

Total gross minimum lease payments	1,355,000
Less sublease payments	(478,000)

Net minimum lease payments	$877,000

CAREER BLAZERS PERSONNEL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE H — RELATED PARTY TRANSACTIONS
Due to parent consisted of net cash swept by the Parent from the Company’s cash accounts into the Parent’s cash accounts, allocated management fees or repayment of debt.
The Parent charged the Company $490,000, $1,055,000 and $497,000 of management fees for 2006, 2005 and 2004, respectively based upon an agreement between the Companies.
Cape is 85% owned by Deutsche Bank Trust Company who provides credit facilities to the Company and related entities.
NOTE I — EMPLOYEE SAVINGS PLAN
The Company has adopted a 401(k) plan (the “Plan”) for the benefit of all eligible employees of the Company, as defined in the Plan Agreement. The plan covers substantially all employees of the Company other than those who are highly compensated, a member of a collective bargaining unit under which retirement benefits were the subject of good faith bargaining, or nonresident aliens. Highly compensated employees include 5% owners of the Company or an affiliated company and employees who received greater than the defined amount under current Department of Labor guidelines (as adjusted for cost-of-living increases) during the preceding plan year. The Plan allows participants to make pretax contributions limited to amounts established by tax laws. The employee contributions and earnings thereon are always 100% vested, and the employers’ match, if made, vests ratably over a six-year period. The Company currently does not match employee contributions. Employees are eligible to participate in the Plan on the next entry date after turning age 21 and upon completion of at least 1,000 hours of service. The Plan allows for hardship withdrawals and loans from participant accounts. All amounts contributed to the Plan are deposited into a trust fund administered by independent trustees. Employer matching contributions are made as of the last day of each plan year at the discretion of the board of directors. No matching contributions were made for 2006, 2005 or 2004.
NOTE J — ASSET PURCHASE AGREEMENT
On February 28, 2007, Holdings closed the asset purchase agreement with Career Blazers and Cape. Under the agreement, Holdings purchased substantially all of the property, assets and business of the Company for an aggregate purchase price of $10,250,000, as adjusted based on the amount of net working capital of the purchased business. The purchase price consists of a cash payment of $9,000,000 at closing and a contingent payment of $1,250,000 in November 2008 or January 2009 depending on when and if certain conditions, tied to the gross revenue received from the purchased business’ largest customer, are met.

GLOBAL EMPLOYMENT HOLDINGS, INC. AND SUBSIDIARIES
ITEM 9.01 (b)
Introduction to the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations
The Unaudited Pro Forma Condensed Combining Balance Sheet represents the historical balance sheet of Holdings giving effect to the asset purchase agreement as if it had been consummated on December 31, 2006. The Unaudited Pro Forma Condensed Combining Statement of Operations for the fiscal year then ended represents the historical statement of operations as if the acquisition had been consummated on January 2, 2006, the beginning of Holding’s fiscal 2006 year.
You should read this information in conjunction with the:
•	Accompanying notes to the Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statement of Operations.

•
Separate historical financial statements and footnotes of Global Employment Holdings, Inc. and Subsidiaries, included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 as filed April 17, 2007.

•
Separate historical financial statements and footnotes of Global Employment Holdings, Inc. and Subsidiaries, included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2007 as filed May 11, 2007.

We present the unaudited pro forma condensed combining financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position would have been had we completed the acquisition on December 31, 2006 nor is it necessarily indicative of what our operating results actually would have been had we completed the merger on January 2, 2006. In addition, the unaudited pro forma condensed combining financial information does not purport to project the future financial position or operating results of the Holdings.

GLOBAL EMPLOYMENT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED COMBINING BALANCE SHEET

	Global	Career Blazers
	Employment	Personnel Services,			Pro Forma
	Holdings, Inc.	Inc.	Pro Forma		combined
	December 31, 2006		adjustments		December 31, 2006

CURRENT ASSETS
Cash and cash equivalents	$58,000	$175,000	$(175,000	)(a)	$173,000
			115,000	(b)
Accounts receivable, net	23,478,000	2,890,000	—		26,368,000
Deferred income taxes	2,095,000	76,000	(76,000	)(i)	2,095,000
Prepaid expenses and other current assets	2,603,000	210,000	—		2,813,000

Total current assets	28,234,000	3,351,000	(136,000)		31,449,000

Property and equipment, net	1,168,000	250,000	—		1,418,000
Deferred income taxes	7,796,000	1,298,000	(1,298,000	)(i)	7,796,000
Other assets, net	1,256,000	19,000	737,000	(c)	2,012,000
Intangible assets	—	—	7,418,000	(d)	7,418,000
Goodwill	18,748,000	—	775,000	(d)	19,523,000

Total assets	$57,202,000	$4,918,000	$7,496,000		$69,616,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Bank overdrafts	$2,176,000	$—	$—		$2,176,000
Accounts payable	614,000	399,000	—		1,013,000
Accrued liabilities	19,542,000	1,503,000	561,000	(e)	21,606,000
Due to parent		3,875,000	(3,875,000)		—
Current portion of long-term debt	2,903,000	16,990,000	(16,990,000	)(f)	3,500,000
			(2,903,000	)(g)
			3,500,000	(b)
Line of credit	9,049,000	—	(9,049,000	)(g)	10,750,000
			10,750,000	(b)
Income taxes payable	—	182,000	(182,000	)(f)	—

Total current liabilities	34,284,000	22,949,000	(18,188,000)		39,045,000

Warrant liability	24,496,000	—			24,496,000
Warrant liability due to related parties	912,000	—			912,000
Long-term debt, net	13,781,000	—	(847,000	)(g)	21,434,000
			8,500,000	(b)
Long-term debt due to related parties, net	1,357,000	—			1,357,000
Mandatorily redeemable preferred stock, net	2,013,000	—	—		2,013,000

Total liabilities	76,843,000	22,949,000	(10,535,000)		89,257,000

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	1,000	2,000	(2,000	)(h)	1,000
Additional paid in capital	23,760,000	465,000	(465,000	)(h)	23,760,000
Accumulated deficit	(43,402,000)	(18,498,000)	18,498,000	(h)	(43,402,000)

Total stockholders’ equity (deficit)	(19,641,000)	(18,031,000)	18,031,000		(19,641,000)

Total liabilities and stockholders’ equity (deficit)	$57,202,000	$4,918,000	$7,496,000		$69,616,000

The accompanying notes are an integral part of these unaudited proforma condensed combining financial statements.

GLOBAL EMPLOYMENT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

		Career Blazers
	Global Employment	Personnel Services,			Pro Forma
	Holdings, Inc.	Inc.			Combined
	Fiscal year ended		Pro Forma		Fiscal year ended
	December 31, 2006		adjustments		December 31, 2006

REVENUES, net	$128,790,000	$54,210,000	$—		$183,000,000
COST OF SERVICES	92,071,000	44,078,000	—		136,149,000

GROSS PROFIT	36,719,000	10,132,000	—		46,851,000

OPERATING EXPENSES
Selling, general and administrative	28,311,000	6,607,000	—		34,918,000
Management fees	—	641,000	(641,000	)(a)	—
Management fees allocated from Parent	—	490,000	(490,000	)(b)	—
Depreciation and amortization	573,000	148,000	621,000	(d)	1,342,000

Total operating expenses	28,884,000	7,886,000	(510,000)		36,260,000

OPERATING INCOME	7,835,000	2,246,000	510,000		10,591,000

OTHER INCOME (EXPENSE)
Interest expense:
Other interest expense, net of interest income	(6,507,000)	(2,590,000)	(1,124,000	)(c)	(7,631,000)
			2,590,000	(f)
Fair market valuation of warrant liability	1,634,000	—	—		1,634,000
Gain on extinguishment of debt	273,000	—	—		273,000
Other income (expense)	(3,359,000)	—	—		(3,359,000)

Total other income (expense)	(7,959,000)	(2,590,000)	1,466,000		(9,083,000)

INCOME (LOSS) BEFORE INCOME TAXES	(124,000)	(344,000)	1,976,000		1,508,000

INCOME TAX (BENEFIT) EXPENSE	(1,433,000)	(1,292,000)	751,000	(e)	(327,000)
			1,647,000	(g)

NET INCOME	$1,309,000	$948,000	$(422,000)		$1,835,000

Basic and diluted earnings per share of common stock	$0.23				$0.32

Weighted average number of basic and diluted common shares outstanding	5,744,742				5,744,742
The accompanying notes are an integral part of these unaudited proforma condensed combining financial statements.

GLOBAL EMPLOYMENT HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Unaudited Pro Forma Condensed Combining Financial Statements
(1) DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION
Refer to the description in Note J of the notes to consolidated financial statements of Career Blazers. In connection with the asset purchase agreement of Career Blazers all outstanding debt of Holdings with Wells Fargo Bank was paid in full on February 28, 2007 and the Wells Fargo credit and security agreement was terminated. Holdings and its subsidiaries entered into a new Credit and Security Agreement with CapitalSource. The Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statements of Operations are adjusted assuming the new facility was in place as of December 31, 2006 and January 2, 2006, respectively.
(2) PRO FORMA BALANCE SHEET ADJUSTMENTS
(a) To eliminate cash balance per asset purchase agreement.
(b) To record new debt facility with Capital Source including net cash received.
(c) To record loan fees.
(d) To record intangible assets and goodwill.
(e) To accrue for purchase price adjustments.
(f) To eliminate non-assumed liabilities of Career Blazers.
(g) To record payoff of Wells Fargo debt facility.
(h) To eliminate equity accounts in Career Blazers.
(i) To eliminate deferred tax assets of Career Blazers.
(3) PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS.
(a) To eliminate an agreement with a third party service provider for back office functions that was terminated as Holdings now performs the activities covered by the previous agreement.
(b) To eliminate parent allocation of expense for services which were terminated.
(c) To record interest expense on additional borrowings on the term note and revolving line of credit at a weighted average rate of approximately 9.6%.
(d) To record amortization of identifiable intangible assets.
(e) To record the net tax expense of the pro forma adjustments at an effective tax rate of approximately 38%.
(f) To eliminate interest on non assumed debt.
(g) To eliminate the tax benefit of deferred tax reinstatement of Career Blazers.

GLOBAL EMPLOYMENT HOLDINGS, INC. AND SUBSIDIARIES
(4) CONDENSED UNAUDITED BALANCE SHEET
The preliminary condensed unaudited balance sheet related to the purchased assets and liabilities of Career Blazers at February 25, 2007 is presented below. Holdings is currently in the process of completing a valuation of the identifiable intangible assets and determining the final working capital adjustment, if any. The allocation of such assets and the related deferred tax consequences, if any, may change.

Current assets	$2,978,000
Property and equipment, net	72,000
Other assets	19,000
Intangible assets	7,418,000
Goodwill	775,000

Total assets acquired	11,262,000

Current liabilities	1,662,000
Long term debt	—

Total liabilities assumed	1,662,000

Net assets acquired	$9,600,000

The unaudited preliminary allocation of the identifiable intangible assets is as follows:

Identifiable intangible assets	Preliminary valuation	Amortization period
Trademark and trade name	$2,292,000	3 years
Non-compete agreements	635,000	1 year
Temporary employee data base	49,000	3 months
Customer relationships	4,442,000	5 years

Total intangible assets	$7,418,000

The weighted average amortization period for the identifiable intangible assets is 4.1 years.
The $775,000 of goodwill to be recorded by Holdings in the acquisition of Career Blazers is also tax deductible over a 15 year period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: May 17, 2007	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description	Reference
3.1	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.1	Asset Purchase Agreement, dated as of December 29, 2006, by and among Global Employment Holdings, Inc., Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc. and CapeSuccess LLC	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007

10.2	Amendment to Asset Purchase Agreement, dated as of February 28, 2007, by and among Global Employment Holdings, Inc., Career Blazers Personnel Services, Inc., Career Blazers Contingency Professionals, Inc., Career Blazers Personnel Services of Washington, D.C., Inc., and CapeSuccess LLC	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.3	Credit Agreement, dated as of February 28, 2007, by and among Global Employment Solutions, Inc., Global Employment Holdings, Inc., Temporary Placement Service, Inc., Southeastern Personnel Management, Inc., Main Line Personnel Services, Inc., Friendly Advanced Software Technology, Inc., Excell Personnel Services Corporation, Southeastern Staffing, Inc., Bay HR, Inc., Southeastern Georgia HR, Inc., Southeastern Staffing II, Inc., Southeastern Staffing III, Inc., Southeastern Staffing IV, Inc., Southeastern Staffing V, Inc., Southeastern Staffing VI, Inc., Keystone Alliance, Inc., and CapitalSource Finance LLC, as administrative agent for the lenders, and the lenders from time to time parties hereto	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.4	Subordination Agreement, dated as of February 28, 2007, by and among Whitebox Convertible Arbitrage Partners, L.P., for itself and in its capacity as collateral agent for the subordinated creditors, Radcliffe SPC, Ltd., for and on behalf of the Class A Convertible Crossover Segregated Portfolio, Magnetar Capital Master Fund, Ltd., Guggenheim Portfolio XXXI, LLC, Pandora Select Partners, LP, Whitebox Intermarket Partners, LP, Context Advantage Master Fund, L.P., on behalf of itself, Context Advantage Fund, LP, f/k/a Context Convertible Arbitrage Fund, L.P., and Context Offshore Advantage Fund, Ltd., f/k/a Context Convertible Arbitrage Offshore, Ltd., Context Opportunistic Master Fund, L.P., Gwirtsman Family Partners, LLC, Luci Altman, Gregory Bacharach, Howard Brill, Richard Goldman, Daniel Hollenbach, Terry Koch, Michael Lazrus, Steven List, Kenneth Michaels, Steven Pennington, Fred Viarrial, and Jay Wells, for the benefit of CapitalSource Finance LLC, for itself and as agent for the lenders now or hereafter existing under the Credit Agreement	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

Exhibit #	Description	Reference

10.5	Security Agreement, dated as of February 28, 2007, by and among Global Employment Solutions, Inc., Global Employment Holdings, Inc., Temporary Placement Service, Inc., Southeastern Personnel Management, Inc., Main Line Personnel Services, Inc., Friendly Advanced Software Technology, Inc., Excell Personnel Services Corporation, Southeastern Staffing, Inc., Bay HR, Inc., Southeastern Georgia HR, Inc., Southeastern Staffing II, Inc., Southeastern Staffing III, Inc., Southeastern Staffing IV, Inc., Southeastern Staffing V, Inc., Southeastern Staffing VI, Inc., Keystone Alliance, Inc., and CapitalSource Finance LLC, in its capacity as agent for the lender parties	Incorporated by reference to Exhibit 10.5to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.6	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.7	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Global Employment Solutions, Inc.	Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.8	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Southeastern Staffing, Inc.	Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.9	Securities Pledge Agreement, dated as of February 28, 2007, between CapitalSource Finance LLC, as administrative agent for the lenders under the Credit Agreement, and Excell Personnel Services Corporation	Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.10	First Amendment to Senior Secured Convertible Notes, dated as of February 28, 2007, by and among Global Employment Holdings, Inc. and the holders of Global Employment Holdings, Inc. senior secured convertible notes	Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007

10.11	Letter from Global Employment Holdings, Inc., dated February 28, 2007, to holders of the senior convertible notes and the series A convertible preferred stock regarding commitment to issue equity	Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007